Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Company Name/Ownership	State/Jurisdiction
Capital Bank, NA	U.S.A.
Superior Financial Services, Inc.	Tennessee
GCB Acceptance Corporation	Tennessee
GB Holdings, LLC	Tennessee
VCS Management, LLC	North Carolina
CBSA Summerwind, LLC	North Carolina
CBSA Legacy, LLC	North Carolina
Southern Community, LLC	North Carolina
North Carolina Title Center, LLC	North Carolina
Special Acquisitions Holdings, Inc.	Florida
Special Acquisitions, Inc.	Florida
Special Acquisitions ll, Inc.	Florida
Special Acquisitions lll, Inc.	Florida
Special Acquisitions lV, Inc.	Florida
Special Acquisitions V, Inc.	Florida
Special Acquisitions Vl, Inc.	Florida
Special Acquisitions Vll, Inc.	Florida
Special Acquisitions Vlll, Inc.	Florida
Orien Real Estate, LLC	North Carolina
GB Chickamauga, LLC	Tennessee
MBSA 1, LLC	Florida
MBSA 2, LLC	Florida
MBSA 3, LLC	Florida
MBSA 4, LLC	Florida
FBSA 1, LLC	Florida
FBSA 2, LLC	Florida
FBSA 3, LLC	Florida
TBSA 1, LLC	Florida
TBSA 2, LLC	Florida
TBSA 3, LLC	Florida
TIBFL Statutory Trust II	Connecticut
TIBFL Statutory Trust III	Delaware
Capital Bank Investment Services Inc.	North Carolina
Capital Bank Statutory Trust I	Delaware
Capital Bank Statutory Trust II	Delaware
Capital Bank Statutory Trust III	Delaware
CB Trustee, LLC	North Carolina
Greene County Capital Trust I	Delaware
Greene County Capital Trust II	Delaware
GreenBank Capital Trust I	Delaware
Civitas Statutory Trust I	Delaware
Cumberland Capital Statutory Trust II	Connecticut
Southern Community Financial Corp. II	Delaware
Southern Community Capital Trust III	Delaware
Capital Financial Leasing, LLC	Delaware